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                                                                    EXHIBIT 10.3

Lansfastigheter

AGREEMENT

1.
A lease contract (2003-0009-1) is in effect between Industri-Matematik AB and Lansforsakringsbolagen AB, with respect to premises located at Kungsgatan 12-14 in Stockholm. The contracted lease period expires on 30 September 2000 with a nine months period of notice prior to cancellation. However, Industri-Matematik does have the right to cancel the contract upon twelve months notice of intent to do so for removal on 31 March 1999.

2.
During 1997, the parties have held discussions concerning the lease of additional space on the fifth floor of the property and concerning a dispute between the parties about the accuracy of area measurements as stated on the lease contract dated April 1993 and amended 9 December 1994.

Consequent to the discussion about the lease of additional space and the dispute, the following agreement has been entered into between the parties.

3.
Industri-Matematik shall, through an amendment to the existing lease contract to take effect as of 1 October 1997, lease the remaining premises on the fifth floor. The amendment shall be signed by the parties upon the occasion that this agreement is signed. The terms of lease in the amendment are the result of the discussion and dispute between the parties in accordance with Point 2 above.

4.
Under the terms of this agreement, the matter of dispute between the parties according to the size of the area leased under the currently applicable lease contract is finally and in its entirety settled between the parties.

In the event that Lansforsakringsbolagen does not fulfil the term of the lease regarding a discount on the rent as noted on the contract amendment, Industri-Matematik shall not be prevented from putting forth a renewed claim based upon questioning of the accuracy of stated information about the size of the premises.

5.
Two identical copies of this agreement have been drawn up, of which each party has taken one.

Stockholm, 17 October 1997

INDUSTRI-MATEMATIK AG LANSFORSAKRINGSBOLAGENS AB
(Signature)                (Signature)
Lars-Goran Peterson        Hans Lenneryd

AMENDMENT to lease contract 2003-0009-1 (dated 17 and 28 January 1997,
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respectively)


The leased area in the property is increased with remaining areas on the fifth floor, of which the tenant shall take occupancy 1 November 1997.

The rent for the now added areas shall be SEK 1,500,000 per annum, excluding VAT and excluding supplementary charges for property tax.

The new base rent for the lease contract shall be SEK 11,268,000 per annum as of 1 November 1997.

The terms of lease according to lease contract 2003-0009-1 shall otherwise apply with the exceptions noted below.

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Discount on rent

The tenant is granted a discount on rent of SEK 750,000 (Seven Hundred and Fifty Thousand) in total, excluding VAT and property tax.

The discount shall be divided and utilised in the period between 1 November 1997 and 31 March 1991 and shall be deducted from the rent in conjunction with rent notices to be issued quarterly.

Stockholm, 17 October 1997

LANSFORSAKRINGSBOLAGENS AB INDUSTRI-MATEMATIK AB
(Signature)                          (Signature)
Hans Lenneryd              Lars-Goran Peterson

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